SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2006
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 721-3000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities
     Holders of outstanding warrants to purchase more than 1% of the outstanding common stock, $0.01 par value, of ACE*COMM Corporation exercised those warrants, receiving an aggregate of 656,935 shares of ACE*COMM common stock. The series of similar warrants (“B” warrants) of which the recently-exercised warrants were a part, expire on September 2, 2006 pursuant to the terms of the warrants.
     The exercise price of each warrant equaled $2.50 per share, for an aggregate cash exercise price of approximately $1,642,000. On August 31, 2006, the closing price of ACE*COMM common stock on the Nasdaq Small-Cap Market was $2.53 per share.
     The exercised warrants were issued by ACE*COMM in November 2005, as part of amendments to an investment transaction originally completed in March 2005. Other warrants issued in the March 2005 transaction (“A” warrants), to purchase ACE*COMM common stock at an exercise price of $3.53 per share, will remain outstanding until March 2008.
     The ACE*COMM common stock issued with respect to the warrants is registered for resale. The warrants themselves were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: September 1, 2006	/s/ Steven R. Delmar
	Name:	Steven R. Delmar
	Title:	Chief Financial Officer